Exhibit 10.11

SUNGARD BRIDGE RECEIVABLES FACILITY

PERFORMANCE UNDERTAKING

This Performance Undertaking (this “Undertaking”), dated as of August 11, 2005, is executed by SUNGARD DATA SYSTEMS INC., a Delaware corporation (the “Performance Guarantor”) in favor of SUNGARD FINANCING LLC, a Delaware limited liability company, together with its successors and assigns, including JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of the Lenders (collectively, the “Recipient”).

RECITALS

1. Each Subsidiary of the Performance Guarantor that is a Seller on the date hereof and that becomes a Seller from time to time (collectively, the “Sellers”) and Recipient have entered into or will enter into the SunGard Bridge Receivables Facility First Step Receivables Purchase Agreement, dated as of August 11, 2005 (as amended, restated or otherwise modified from time to time, the “First Step Agreement”), pursuant to which each Seller thereunder, subject to the terms and conditions contained therein, is selling its right, title and interest in its Receivables, Seller Related Security and Collections thereof to Recipient.

2. Each Seller is a Subsidiary of Performance Guarantor and Performance Guarantor is expected to receive substantial direct and indirect benefits from the sale of Receivables, Seller Related Security and Collections thereof by the Sellers to the Recipient pursuant to the First Step Agreement (which benefits are hereby acknowledged by the Performance Guarantor).

3. As an inducement for Recipient to purchase the Sellers’ Receivables, Seller Related Security and Collections pursuant to the First Step Agreement, Performance Guarantor has agreed to and wishes to guaranty to the Recipient the due and punctual performance by each Seller of its obligations under or in respect of the First Step Agreement and the Collection Agent Related Obligations (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the First Step Agreement, the Second Step Agreement, or Schedule A to the Credit Agreement. Capitalized terms used in Section 6 or in Section 9 hereof and not defined herein, in the First Step Agreement, in the Second Step Agreement, or in Schedule A to the Credit Agreement shall have the respective meanings assigned thereto in the Senior Credit Agreement. In addition:

“Obligations” means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by each Seller under and pursuant to the First Step Agreement and each other document executed and delivered by any Seller pursuant to the First Step Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Seller under the First Step Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) all obligations of any Person (1) that acts as or discharges the duties of the collection agent, or its permitted successors and assigns (the “Collection Agent”) under the Collection Agent Agreement, dated as of August 11, 2005, by and between Performance Guarantor, as initial Collection Agent, and Recipient (as amended, restated or otherwise modified, the “Collection Agent Agreement” and, together with the First Step Agreement, the “Agreements”) and (2) which arise pursuant to the Collection Agent Agreement as a result of a Collection Agent’s termination as Collection Agent (all such obligations collectively, the “Collection Agent Related Obligations”).

Section 2. Guaranty of Performance of Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Seller and Collection Agent of the Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of each Seller and Collection Agent under the Agreements and each other document executed and delivered by each Seller and Collection Agent pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by such Seller or Collection Agent to Recipient, the Administrative Agent, Funding Agents, Conduit Lenders, or Committed Lenders from any other Person or resort to any collateral security, any balance of any deposit account, intercompany payable or intercompany promissory note of any Seller or any Collection Agent, or any other Person or other means of obtaining payment. Should any Seller or Collection Agent default in the payment or performance of any of the Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Obligations and cause any payment Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Obligations to the extent that the failure to perform such Obligations by any Seller or Collection Agent results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve any Seller or Collection Agent from performing in full its Obligations under the Agreements or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

Section 3. Performance Guarantor’s Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Recipient in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year)

equal to the Base Rate plus 2% per annum, such rate of interest changing from time to time when and as the Base Rate changes.

Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Early Amortization Event (under and as defined in either of the First Step Agreement or the Collection Agent Agreement), Event of Default, other default or omission by any Seller or Collection Agent or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from any Seller or Collection Agent, on a continuing basis, information concerning the financial condition of any Seller or Collection Agent, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each Seller and Collection Agent and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient (and its assigns) in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Early Amortization Event (under and as defined in either of the First Step Agreement or the Collection Agent Agreement), Event of Default, or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Seller or Collection Agent or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of any Seller or Collection Agent or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Seller or Collection Agent in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of any Seller or Collection Agent to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not

Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5. Unenforceability of Obligations Against Seller or Collection Agents. Notwithstanding (a) any change of ownership of any Seller or Collection Agent or the insolvency, bankruptcy or any other change in the legal status of any Seller or Collection Agent; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Seller or Collection Agent or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from any Seller or Collection Agent for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Seller or Collection Agent or for any other reason with respect to any Seller or Collection Agent, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Performance Guarantor.

Section 6. Representations and Warranties. Performance Guarantor represents and warrants to the Recipient that:

(a) Existence, Qualification and Power; Compliance with Laws. Performance Guarantor (a) is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by Performance Guarantor of this Undertaking are within Performance Guarantor’s corporate power, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of Performance Guarantor’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien, or require any payment to be made under (i) any Contractual Obligation to which Performance Guarantor is a party or affecting Performance Guarantor or the properties of Performance Guarantor or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Performance Guarantor or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, Performance Guarantor of this Undertaking or (b) the exercise by Recipient of its rights hereunder except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d) Binding Effect. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes a legal, valid and binding obligation of Performance Guarantor, enforceable against Performance Guarantor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(e) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Performance Guarantor, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Performance Guarantor or against any of its properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) Financial Statements; No Material Adverse Effect. (i) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Performance Guarantor and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2004 to and including the date hereof, there has been (i) no sale, transfer or other disposition by the Performance Guarantor or any of its Subsidiaries of any material part of the business or property of the Performance Guarantor or any of its Subsidiaries, taken as a whole and (ii) no purchase or other acquisition by the Performance Guarantor or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Performance Guarantor and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Recipient prior to the date hereof.

(ii) As of the date hereof, neither the Performance Guarantor nor any of its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05 of the Senior Credit Agreement, (ii) obligations arising under the Senior Credit Agreement or this Undertaking and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(g) No Default. Neither the Performance Guarantor nor any of its Subsidiaries is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Taxes. Except as set forth in Schedule 5.10 to the Senior Credit Agreement and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Performance Guarantor and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(i) Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of the Performance Guarantor to the Recipient in connection with the transactions contemplated hereby and the negotiation of this Undertaking or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Performance Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

(j) Solvency. On the date hereof, after giving effect to the Transactions, the Performance Guarantor and its Subsidiaries, on a consolidated basis, are Solvent.

(k) ERISA. (i) Except as set forth in Schedule 5.11(a) to the Senior Credit Agreement or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(ii) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither the Performance Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Performance Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Performance Guarantor nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section paragraph (k)(ii), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(l) Investment Company Act; Public Utility Holding Company Act. None of the Performance Guarantor, any Person Controlling the Performance Guarantor, or any Subsidiary the Performance Guarantor (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrative Agent, the Funding Agents, the Conduit Lenders or the Committed Lenders against any Seller or Collection Agent, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Administrative Agent, the Funding Agents, the Conduit Lenders or the Committed Lenders against any Seller or Collection Agent and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any Seller or Collection Agent that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Seller or Collection Agent in respect of any liability of Performance Guarantor to any Seller or Collection Agent and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Administrative Agent or the Purchasers. The payment of any amounts due with respect to any indebtedness of any Seller or Collection Agent now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Seller or Collection

Agent to Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

Section 8. Termination of Undertaking. Performance Guarantor’s obligations hereunder shall continue in full force and effect until the later of (i) all Obligations are finally paid and satisfied in full and the Collection Agent Agreement is terminated, or (ii) all obligations under the Credit Agreement have been paid in full; provided, that in either instance this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Seller or Collection Agent or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

Section 9. Financial Statements and Other Information. (a) Financial Statements. Performance Guarantor will maintain for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Recipient (or its assigns):

(i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Performance Guarantor beginning with the 2005 fiscal year, a consolidated balance sheet of the Performance Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(ii) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the

Performance Guarantor, a consolidated balance sheet of the Performance Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Performance Guarantor as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Performance Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(iii) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Performance Guarantor, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Performance Guarantor and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; and

(iv) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 9(a)(i) and 9(a)(ii) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in Sections 9(a)(i) and 9(a)(ii) above may be satisfied with respect to financial information of the Performance Guarantor and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Performance Guarantor’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) with respect to information relating to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Performance Guarantor and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b) Certificates; Other Information. Performance Guarantor will furnish to Recipient (or its assigns):

(i) no later than five (5) days after the delivery of the financial statements referred to in Section 9(a)(i), a certificate of its independent registered public accounting firm certifying such financial statements;

(ii) no later than five (5) days after the delivery of the financial statements referred to in Sections 9(a)(i) and 9(a)(ii), a duly completed Compliance Certificate signed by a Responsible Officer of the Performance Guarantor;

(iii) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Performance Guarantor files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Recipient pursuant hereto;

(iv) promptly after the furnishing thereof, copies of any material requests or material notices received by the Performance Guarantor (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of the Performance Guarantor or of any of its Subsidiaries pursuant to the terms of any Loan Agreement, any documentation relating to Permanent Financing, Existing Notes Documentation, New Notes Documentation or Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 9(b); and

(v) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Performance Guarantor or any Subsidiary, or compliance with the terms of the Transaction Documents, as the Recipient may from time to time reasonably request.

Documents required to be delivered pursuant to Section 9(a)(i) or 9(a)(ii) or Section 9(b)(iv) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Performance Guarantor posts such documents, or provides a link thereto on the Performance Guarantor’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Performance Guarantor’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which the Recipient has access (whether a commercial, third-party website or whether sponsored by the Recipient); provided that: (i) upon written request by the Recipient, the Performance Guarantor shall deliver paper copies of such documents to the Recipient until a written request to cease delivering paper copies is given by the Recipient and (ii) the Performance Guarantor shall notify (which may be by facsimile or electronic mail) the Recipient of the posting of any such documents and provide to the Recipient by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Performance Guarantor shall be required to provide paper copies of the Compliance Certificates required by Section 9(b)(ii) to the Recipient.

(c) Notices of Material Events. Performance Guarantor will notify the Recipient (or its assigns) in writing of any of the following promptly upon learning the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) the occurrence of each Early Amortization Event and each Potential Early Amortization Event;

(ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of the Performance Guarantor, (ii) any dispute, litigation, investigation, proceeding or suspension between the Performance Guarantor and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Performance Guarantor, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by the Performance Guarantor with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event; and

(iii) any downgrade in the rating of any Indebtedness of Performance Guarantor or any of its Subsidiaries by Standard & Poor’s Ratings Group or by Moody’s Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

Each notice delivered under this clause (c) shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(d) Inspection Rights. Permit representatives and independent contractors of the Recipient to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, to the extent required by and in the manner specified in the Collection Agency Agreement.

(e) No Contest. Performance Guarantor will not at any time in the future deny that this Undertaking constitutes its legal, valid and binding obligation.

Section 10. Transition of Sellers. Performance Guarantor will, at its sole expense, use reasonable commercial efforts to cause each Seller to be eligible to be a

“Seller” under (and as defined in) the Insured First Step Agreement. In connection therewith, Performance Guarantor will at the request of the Administrative Agent (as subassignee of the Recipient) cause each Seller to execute a Joinder Agreement attached as “Exhibit II” to the Insured First Step Agreement.

Section 11. Effect of Bankruptcy. This Undertaking shall survive the insolvency of any Seller or Collection Agent and the commencement of any case or proceeding by or against any Seller or Collection Agent under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Seller or Collection Agent or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Seller or Collection Agent is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

Section 12. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

Section 13. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

Section 14. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

Section 15. Successors and Assigns. This Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor consents to any assignment by Recipient of its right, title and interest under this Undertaking to any Person (and its assignees). Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Controlling Party. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the First Step Agreement and Collection Agent Agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.

Section 16. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Controlling Party and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 17. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if either to Performance Guarantor or Recipient, at the respective address set forth on Schedule A hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 17.

Section 18. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 19. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE FIRST STEP AGREEMENT, COLLECTION AGENT AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 20. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS UNDERTAKING HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF

ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS UNDERTAKING MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 21. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after of all outstanding senior Indebtedness of any Conduit Lender, SunGard Financing and SunGard Funding II has indefeasibly been paid in full, it will not institute against, or join any other Person in instituting against, any Conduit Lender, SunGard Financing or SunGard Funding II any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 21. Reinstatement. To the extent that the Performance Guarantor makes a payment to the Recipient, or the Recipient receives any payment or proceeds with respect to this Undertaking or any other amount payable in connection therewith, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, and to the extent such payment or proceeds are set aside, all such amounts payable in connection with this Undertaking intended to be satisfied, shall be reinstated and revived and shall continue in full force and effect, as if such payment or proceeds had not been received by the Recipient.

Section 22. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

* * * *

IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

SUNGARD DATA SYSTEMS INC., as Performance Guarantor

By:	/s/ ANDREW P. BRONSTEIN
Name:	Andrew P. Bronstein
Title:	Vice President, Controller and Assistant Secretary

SUNGARD FINANCING LLC, as Recipient

By:	/s/ MICHAEL J. RUANE
Name:	Michael J. Ruane
Title:	President, Treasurer and Assistant Secretary

Schedule A

Addresses for Notices

Performance Guarantor

SunGard Data Systems Inc.
680 East Swedesford Road
Wayne, Pa 19087-1605

Attention:	Michael J. Ruane
Phone: 484-582-5405
Fax: 610-225-1120
Email: michael.ruane@sungard.com

Copy to:	Victoria E. Silbey
Phone: 484-582-5542
Fax: 610-687-3725
Email: victoria.silbey@sungard.com

Recipient

SunGard Financing LLC
680 East Swedesford Road
Wayne, Pa 19087-1605

Attention:	Michael J. Ruane
Phone: 484-582-5405
Fax: 610-225-1120
Email: michael.ruane@sungard.com

Copy to:	Victoria E. Silbey
Phone: 484-582-5542
Fax: 610-687-3725
Email: victoria.silbey@sungard.com

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